Exhibit 99.1

Contact:	Robert Jaffe
Investor Relations
424-288-4098
zqk@quiksilver.com

Quiksilver Reports Fiscal 2014 First Quarter Financial Results

Huntington Beach, California, March 6, 2014—Quiksilver, Inc. (NYSE:ZQK, the Company) today announced financial results for the fiscal 2014 first quarter ended January 31, 2014.

“We continued to execute our Profit Improvement Plan over the last few months,” said Andy Mooney, President and Chief Executive Officer of Quiksilver, Inc. “During the first quarter, we further reduced our expense structure and made progress on optimizing our supply chain and laying the foundation for stabilizing and expanding revenues.

“Pro-forma adjusted EBITDA improved versus the prior year quarter, continuing the progress made in the final two quarters of last year,” added Mooney. “The key drivers for the improvement were reduced selling, general and administrative expenses, along with higher Roxy brand sales and increased revenues in our direct-to-consumer channels and emerging markets. We were able to report this improvement despite decreased net revenues, which were driven by lower sales in our wholesale channel, especially in the developed markets in North America and Europe.”

As previously announced, the Company sold its Mervin Manufacturing and Hawk businesses, and is pursuing the divestiture of its Surfdome business. As a result, the Company has reclassified the current and prior year operating results of these non-core businesses as discontinued operations. All of the results presented below represent the Company’s continuing operations.

Please refer to the accompanying tables for a reconciliation of GAAP results from continuing operations to certain non-GAAP results from continuing operations, including pro-forma loss from continuing operations, pro-forma loss from continuing operations per share, adjusted EBITDA and pro-forma adjusted EBITDA, for the first quarter ended January 31, 2014 and 2013, net revenues in historical and constant currency, and a definition of the Company’s emerging markets.

Fiscal 2014 First Quarter Review:

The following comparisons refer to results of continuing operations for the first quarter of fiscal 2014 versus the first quarter of fiscal 2013.

Net revenues were $393 million compared with $412 million, and were down 2%, or $9 million, in constant currency.

•	Americas net revenues decreased 5% to $173 million from $183 million, and were down 3% in constant currency.

•	EMEA net revenues decreased 4% to $149 million from $156 million, and were down 6% in constant currency.

•	APAC net revenues decreased 4% to $70 million from $73 million, but were up 11% in constant currency.

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

Gross margin was consistent with the first quarter of last year at 50.9%. Modest improvements in gross margins in the Americas and EMEA segments were offset by increased promotional activity in the APAC segment.

SG&A expense decreased $12 million to $204 million from $216 million, primarily due to reduced employee compensation expenses, including incentive compensation, and reduced athlete and event spending.

Pro-forma Adjusted EBITDA increased to $16 million from $12 million.

Net loss from continuing operations attributable to Quiksilver, Inc. improved to $22 million, or $0.13 per share, from $32 million, or $0.19 per share, primarily attributable to income tax benefits of $10 million recognized in continuing operations related to the sale of the Mervin and Hawk businesses, which are not expected to be recurring.

Pro-forma loss from continuing operations, which excludes the after-tax impact of restructuring and other special charges and non-cash asset impairments, was $16 million, or $0.10 per share, compared with $26 million, or $0.16 per share, also largely as a result of the income tax benefits recognized in continuing operations related to the sale of the Mervin and Hawk businesses.

Fiscal 2014 Q1 Net Revenue Highlights:

Net revenues from continuing operations (in constant currency) by brand and channel for the first quarter of fiscal 2014 compared with the first quarter of fiscal 2013 were as follows.

Brands (constant currency):

•	Quiksilver decreased $11 million, or 6%, to $163 million.

•	Roxy increased $6 million, or 5%, to $117 million.

•	DC decreased $4 million, or 4%, to $102 million.

Distribution channels (constant currency):

•	Wholesale revenues decreased 7% to $239 million.

•	Retail revenues increased 4% to $131 million. Same-store sales in company-owned retail stores increased 2%. Company-owned retail stores totaled 645 at the end of the fiscal 2014 first quarter compared with 615 at the end of the fiscal 2013 first quarter.

•	E-commerce revenues grew 16% to $23 million.

Emerging markets generated net revenue growth of 32% in constant currency.

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The Company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The Company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The Company’s products are sold in more than 100 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other Company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. The Company’s corporate headquarters are in Huntington Beach, California.

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, statements regarding divestiture of non-core businesses and management’s expectations for improved sales, efficiency and profitability in the future. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. The Company undertakes no obligation to update these statements, which are made only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to the Company’s SEC filings and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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NOTE: For further information about Quiksilver, Inc., please visit our website at www.quiksilverinc.com. We also invite you to explore our brand sites, www.quiksilver.com, www.roxy.com and www.dcshoes.com.

FINANCIAL TABLES FOLLOW

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
In thousands, except per share amounts	January 31,
	2014	2013
Revenues, net	$392,612	$412,189
Cost of goods sold	192,776	202,416

Gross profit	199,836	209,773
Selling, general and administrative expense	203,784	216,339
Asset impairments	883	3,168

Operating loss	(4,831)	(9,734)
Interest expense	19,420	15,501
Foreign currency loss	2,828	3,065

Loss before (benefit)/provision for income taxes	(27,079)	(28,300)

(Benefit)/provision for income taxes	(4,385)	2,949

Loss from continuing operations	(22,694)	(31,249)
Income from discontinued operations, net of tax (includes net gain on sale of $38,103 and $0, respectively)	37,617	625

Net income/(loss)	14,923	(30,624)
Less: net loss/(income) attributable to non-controlling interest	464	(505)

Net income/(loss) attributable to Quiksilver, Inc.	$15,387	$(31,129)

Loss per share from continuing operations attributable to Quiksilver, Inc.:
Basic	$(0.13)	$(0.19)
Diluted	$(0.13)	$(0.19)

Income per share from discontinued operations attributable to Quiksilver, Inc.:
Basic	$0.22	$0.00
Diluted	$0.22	$0.00

Weighted average common shares outstanding:
Basic	169,747	165,767
Diluted	169,747	165,767

Amounts attributable to Quiksilver, Inc.:
Loss from continuing operations	$(22,333)	$(31,568)
Income from discontinued operations, net of tax	37,720	439

Net income/(loss)	$15,387	$(31,129)

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

In thousands	January 31, 2014	January 31, 2013
ASSETS
Current Assets
Cash and cash equivalents (includes restricted cash of $60,617 and $0, respectively)	$130,605	$68,361
Trade accounts receivable (net of allowance of $61,534 and $58,126, respectively)	338,723	330,826
Other receivables	27,278	30,153
Income taxes receivable	—	1,010
Inventories	360,146	402,403
Deferred income taxes - short-term	9,563	27,651
Prepaid expenses and other current assets	29,243	36,764
Current portion of assets held for sale	13,676	28,370

Total Current Assets	909,234	925,538

Fixed assets, net	224,914	237,020
Intangible assets, net	134,665	135,891
Goodwill	258,238	261,567
Other assets	50,389	45,069
Deferred income taxes - long-term	—	121,147
Assets held for sale, net of current portion	23,715	21,720

Total Assets	$1,601,155	$1,747,952

LIABILITIES AND EQUITY
Current Liabilities
Lines of credit	$—	$11,897
Accounts payable	168,005	215,609
Accrued liabilities	119,757	104,735
Current portion of long-term debt	43,424	42,358
Income taxes payable	1,913	—
Current portion of assets held for sale	9,075	11,194

Total Current Liabilities	342,174	385,793
Long-term debt, net of current portion	821,224	734,191
Other long-term liabilities	34,503	37,435
Deferred income taxes - long-term	21,590	—
Assets held for sale, net of current portion	1,577	157

Total Liabilities	1,221,068	1,157,576

Equity
Common stock	1,733	1,702
Additional paid-in capital	574,081	555,905
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(260,499)	(74,450)
Accumulated other comprehensive income	59,496	94,522

Total Quiksilver, Inc. Stockholders’ Equity	368,033	570,901
Non-controlling interest	12,054	19,475

Total Equity	380,087	590,376

Total Liabilities and Equity	$1,601,155	$1,747,952

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

INFORMATION RELATED TO OPERATING SEGMENTS (UNAUDITED)

	Three months ended
In thousands	January 31,
	2014	2013
Revenues, net:
Americas	$173,165	$182,636
EMEA	149,397	156,174
APAC	69,875	72,695
Corporate operations	175	684

	$392,612	$412,189

Gross Profit:
Americas	$75,110	$78,121
EMEA	87,849	91,734
APAC	36,808	39,236
Corporate operations	69	682

	$199,836	$209,773

SG&A Expense:
Americas	$83,692	$85,187
EMEA	76,712	77,215
APAC	32,615	37,192
Corporate operations	10,765	16,745

	$203,784	$216,339

Asset Impairments:
Americas	$222	$1,621
EMEA	661	1,547
APAC	—	—
Corporate operations	—	—

	$883	$3,168

Operating Income (Loss):
Americas	$(8,804)	$(8,687)
EMEA	10,476	12,972
APAC	4,193	2,044
Corporate operations	(10,696)	(16,063)

	$(4,831)	$(9,734)

The Company’s references to emerging markets in this press release refer to net revenues generated in Brazil, Mexico, Korea, China, Indonesia, Taiwan and Russia collectively.

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

GAAP TO PRO-FORMA RECONCILIATION (UNAUDITED)

	Three months ended
	January 31,
In thousands, except per share amounts	2014	2013
Net loss from continuing operations attributable to Quiksilver, Inc.	$(22,333)	$(31,568)
Restructuring and other special charges, net of tax of $40 and $404, respectively	5,309	2,601
Non-cash asset impairments, net of tax of $0 and $556, respectively	883	2,612

Pro-forma loss from continuing operations	(16,141)	(26,355)
Pro-forma loss per share from continuing operations, basic and diluted	$(0.10)	$(0.16)
Weighted average common shares outstanding, basic and diluted	169,747	165,767

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three months ended
	January 31,
In thousands	2014	2013
Net loss from continuing operations attributable to Quiksilver, Inc.	$(22,333)	$(31,568)
(Benefit)/provision for income taxes	(4,385)	2,949
Interest expense	19,420	15,501
Depreciation and amortization	10,545	11,943
Non-cash stock-based compensation expense	5,063	7,336
Non-cash asset impairments	883	3,168

Adjusted EBITDA	$9,193	$9,329
Restructuring and other special charges	6,448	3,005

Pro-forma Adjusted EBITDA	$15,641	$12,334

Definition of Adjusted EBITDA and Pro-forma Adjusted EBITDA:

Adjusted EBITDA is defined as net income/(loss) from continuing operations attributable to Quiksilver, Inc. before (i) interest expense, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) non-cash asset impairments. Pro-forma Adjusted EBITDA is defined as Adjusted EBITDA excluding restructuring and other special charges (including, but not limited to, reserves and other charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs incurred as a result of downsizing and reorganization). Adjusted EBITDA and Pro-forma Adjusted EBITDA are not defined under generally accepted accounting principles (“GAAP”), and may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA and Pro-forma Adjusted EBITDA, along with other GAAP measures, as measures of profitability because Adjusted EBITDA and Pro-forma Adjusted EBITDA help us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments, the effect of non-cash stock-based compensation expense and restructuring and other special charges. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of non-cash asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the non-cash impact of our asset base. We also remove from Pro-forma Adjusted EBITDA the impact of certain reserves and charges associated with restructuring activities, non-operating charges for gains and losses on lease exit activities, as well as severance and other employee termination costs, as these costs are not typically part of normal, day-to-day operations. Adjusted EBITDA and Pro-forma Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense, the effect of non-cash asset impairments and the effect of restructuring and other special charges.

Quiksilver, Inc. Reports Fiscal 2014 First Quarter Financial Results

March 6, 2014

SUPPLEMENTAL EXCHANGE RATE INFORMATION

(Unaudited)

In order to better understand growth rates in our operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. The following table presents revenues by segment in both historical currency and constant currency for the three months ended January 31, 2014 and 2013 (in thousands):

	Americas	EMEA	APAC	Corporate	Total
Historical currency (as reported)
January 31, 2014	$173,165	$149,397	$69,875	$175	$392,612
January 31, 2013	$182,636	$156,174	$72,695	$684	$412,189
Percentage change	-5%	-4%	-4%		-5%

Constant currency (current year exchange rates)
January 31, 2014	$173,165	$149,397	$69,875	$175	$392,612
January 31, 2013	$179,387	$159,014	$62,893	$698	$401,992
Percentage change	-3%	-6%	11%		-2%